                                                                    Exhibit 10.4

                                 BUSINESS LEASE


THE LANDLORD AND THE TENANT AGREE TO LEASE THE RENTAL SPACE FOR THE TERM AND AT THE RENT STATED, AS FOLLOWS: (The words Landlord and Tenant include all landlords and all tenants under this Lease.)

LANDLORD:         Thompson Enterprises, L.P., a Pennsylvania Limited Partnership
                  444 Jacksonville Road, Suite 200
                  Warminster, PA  18974

TENANT: Innovative Tech Systems, Inc., an Illinois Corporation 444 Jacksonville Road, Suite 200
                  Warminster, PA 18974

RENTAL SPACE:     land and improvements, including approximately 20,000
                  square foot office building, located at 444 Jacksonville Road, Warminster, Pennsylvania


-------------------------------------------------------------------------------------------------------------
                                           TABLE OF CONTENTS
-------------------------------------------------------------------------------------------------------------
 1.   Possession and Use                                               22.  Violation, Eviction, Re-Entry and
 2.   Delay in Giving of Possession                                         Damages
 3.   No Assignment or Subletting                                      23.  Notices
 4.   Rent and Additional Rent                                         24.  No Waiver
 5.   Liability Insurance                                              25.  Survival
 6.   Unavailability of Fire Insurance, Rate Increases                 26.  End of Term
 7.   Water Damage                                                     27.  Binding
 8.   Landlord's Repairs                                               28.  Full Agreement
 9.   Liability of Landlord and Tenant                                 29.  Late Payment
10.  Real Estate Taxes                                                 30.  Waiver of Subrogation
11.  Acceptance of Rental Space                                        31.  Waiver of Claims
12.  Quiet Enjoyment                                                   32.  Brokers
13.  Utilities and Services                                            33.  Landlord's Obligations/Liability
14.  Tenant's Repairs, Maintenance, and Compliance                     34.  Holdover
15.  No Alterations                                                    35.  Tenant's Improvements
16.  Signs                                                             36.  Net, Net, Net Lease
17.  Access to Rental Space                                            37.  Renewal Options
18.  Fire and Other Casualty                                           38.  Environmental Matters
19.  Eminent Domain
20.  Subordination to Mortgage
21.  Tenant's Certificate
-------------------------------------------------------------------------------------------------------------


DATE OF LEASE:                      as of June 1, 1995

TERM:                               Five (5) years

                  BEGINNING         June 1, 1995
                  ENDING            May 31, 2000

BROKER:                             NONE

LIABILITY INSURANCE:                Minimum amounts for each person injured
                                    $2,000,000, single limit.

RENT FOR THE TERM IS:

PERIOD                              PER SQ. FT.           ANNUAL           MONTHLY
------                              -----------           ------           -------
June 1, 1995 - June 30, 1996          $13.00            $130,000.00      $10.833.33
July 1, 1996 - May 31, 1997           $13.00            $260,000.00      $21,666.66
June 1, 1997 - May 31, 1998           $13.50            $270,000.00      $22,500.00
June 1, 1998 - May 31, 1999           $14.00            $280,000.00      $23,333.33
June 1, 1999 - May 31, 2000           $14.50            $290,000.00      $24,166.66


                                    Basic annual rent ("Basic Rent", together with all additional rent, the "Rent") is payable in advance on the first day of each month, without notice or demand, on or prior to the first day of each month. The Tenant shall pay to Landlord all Rent without notice, demand, setoff or deduction. The first month's Basic Rent and security deposit shall be payable upon the execution of this Lease.

USE OF RENTAL SPACE:                General office purposes.

1.       POSSESSION AND USE

         The Landlord shall give possession of the Rental Space to the Tenant for the Term. The Tenant shall take possession of and use the Rental Space for the purpose stated above. The Tenant may not use the Rental Space for any other purpose without the written consent of the Landlord.

         The Tenant shall not allow the Rental Space to be used for any unlawful or hazardous purpose. The Tenant is satisfied that the Rental Space is zoned for the Use stated. The Tenant shall obtain any necessary certificate of occupancy or other certificate permitting the Tenant to use the Rental Space for that Use.

         The Tenant shall not use the Rental Space in any manner that results in
(1) an increase in the rate of fire or liability insurance or (2) cancellation of any fire or liability insurance policy on the Rental Space. The Tenant shall comply with all requirements of the insurance companies insuring the Rental Space. The Tenant shall not abandon the Rental Space during the Term of this Lease or permit it to become vacant for extended periods.

         Tenant shall, in the use and occupancy of the Rental Space and the conduct of Tenant's business or profession therein, at all times and at Tenant's expense comply with, and conform the Rental Space to the following requirements (the "Requirements"): all applicable laws, ordinances, orders, notices and regulations of the federal, state and municipal governments, or any of their departments and the regulations of the insurers of the Rental Space and building (including Title III of the Americans with Disabilities Act). Tenant shall indemnify, protect, defend and save harmless Landlord with regard to any non-compliance or alleged non-compliance by Tenant with any Requirements.

2.       DELAY IN GIVING OF POSSESSION

         This paragraph applies if (a) the Landlord cannot give possession of the Rental Space to the Tenant on the beginning date and (b) the reason for the delay is not the Landlord's fault. The Landlord shall not be held liable for the delay. The Landlord shall then have thirty (30) days in which to give possession. If possession is given within that time, the Tenant shall accept possession and pay the Rent for that date. The ending date of the Term shall not change. If possession is not given within that time this Lease may be canceled by either party on notice to the other.

3.       NO ASSIGNMENT OR SUBLETTING

         The Tenant may not do any of the following without the Landlord's written consent which shall not be unreasonably withheld or delayed: (a) assign this Lease, (b) sublet all or any part of the Rental Space or (c) permit any other person or business to use the Rental Space. Tenant shall not, by operation of law, merger, or otherwise, assign, mortgage, pledge or encumber in any manner by reason of any act or omission on the part of Tenant, this Lease, or the term and estate hereby granted, or sublet or license the whole or any part of the Rental Space or permit the Rental Space or any part thereof to be used or occupied by others. Notwithstanding anything to the contrary contained in the Lease if Tenant is a corporation or partnership, and if at any time during the term of this Lease (as same may be extended), the person or persons who, on the date of this Lease, own or owns a majority of such corporation's voting shares or such partnership's partnership interest, as the case may be, cease or ceases to own a majority of such shares, or such partnership interest as the case may be (whether such sale occurs at one time or at intervals so that, in the aggregate such a transfer shall have occurred), same shall be deemed an assignment requiring Landlord's consent hereunder.

4.       RENT AND ADDITIONAL RENT

         Tenant shall pay the Rent to the Landlord at the Landlord's address. If the Tenant fails to comply with any agreement in this Lease, the Landlord may do so on behalf of the Tenant. The Landlord may charge the cost to comply, including reasonable attorney's fees, to the Tenant as "additional rent". The additional rent shall be due and payable as Rent with the next monthly Base Rent payment. Non-payment of additional rent shall give the Landlord the same rights against the Tenant as if the Tenant failed to pay the Basic Rent.

5.       LIABILITY INSURANCE

         The Tenant shall obtain, pay for, and keep in effect for the benefit of the Landlord and the Tenant public liability insurance on the Rental Space. The insurance company and the broker must be acceptable to the Landlord. This coverage must be in at least the minimum amounts stated above.

         All policies shall state that the insurance company cannot cancel or refuse to renew without at least ten (10) days written notice to the Landlord.

         The Tenant shall deliver the original policy to the Landlord with proof of payment of the first year's premiums. This shall be done not less than fifteen (15) days before the Beginning of the Term. The Tenant shall deliver a renewal policy to the Landlord with proof of payment not less than fifteen (15) days before the expiration date of each policy.

6.       UNAVAILABILITY OF FIRE INSURANCE, RATE INCREASES

         If due to the Tenant's use of the Rental Space the Landlord cannot obtain and maintain fire insurance on the Building in an amount and form reasonably acceptable to the Landlord, the Landlord may cancel this Lease on thirty (30) days notice to the Tenant. If due to the Tenant's use of the Rental Space the fire insurance rate is increased, the Tenant shall pay the increase in the premium to the Landlord on demand.

7.       WATER DAMAGE

         The Landlord shall not be liable for any damage or injury to any persons or property caused by the leak or flow of water from or into any part of the building located upon the Rental Space.

8.       LANDLORD'S REPAIRS

         The Landlord shall be responsible to make all required repairs to the structural portions of the Rental Space and all other required repairs or replacements which cost more than $2,500 as to any individual repair or replacement.

9.       LIABILITY OF LANDLORD AND TENANT

         The Landlord shall not be liable for injury or damage to any person or property unless it is due to the Landlord's negligence. The Tenant is liable for any loss, injury or damage to any person or property caused by the act or omission of the Tenant or the Tenant's employees or agents. The Tenant shall defend the Landlord from and reimburse the Landlord for all liability and costs (including reasonable attorneys' fees) resulting from any injury or damage due to the act or omission of the Tenant or the Tenant's employees or agents.

10.      REAL ESTATE TAXES

         The Landlord shall pay all real estate taxes and assessments on the Rental Space.

11.      ACCEPTANCE OF RENTAL SPACE

         The Tenant has inspected the Rental Space and agrees that the Rental Space is in satisfactory condition. The Tenant accepts the Rental Space "as is".

12.      QUIET ENJOYMENT

         The Landlord has the right to enter into this Lease. If the Tenant complies with this Lease, the Landlord must provide the Tenant with undisturbed possession of the Rental Space.

13.      UTILITIES AND SERVICES

         The Tenant shall arrange and pay for all utilities and services required for the Rental Space, including the following:

         (a)      Heat                               (c)      Electric
         (b)      Hot and cold water                 (d)      Gas
                                                     (e)      Sewer

         The Landlord shall pay for the following utilities and services:

                  NONE.

         The Landlord is not liable for any inconvenience or harm caused by any stoppage or reduction of utilities and services beyond the control of the Landlord. This does not excuse the Tenant from paying Rent.

14.      TENANT'S REPAIRS, MAINTENANCE, AND COMPLIANCE

         The Tenant shall:

         (a) Promptly comply with all laws, orders, rules and requirements of governmental authorities, insurance carriers, board of fire underwriters, or similar groups.

         (b) Maintain the Rental Space and all equipment and fixtures in it in good repair and appearance.

         (c) Make all necessary repairs and replacements to the Rental Space and all equipment and fixtures, except those that are specifically provided herein to be Landlord's obligation.

         (d) Maintain the Rental Space in a neat, clean, safe, and sanitary condition, free of all garbage.

         (e) Keep the walks, driveway, parking area, yard, entrances, hallways, and stairs clean and free from trash, debris, snow and ice.

         (f) Use all electric, plumbing and other facilities in the Rental Space safely.

         (g) Use no more electricity than the wiring or feeders to the Rental Space can safely carry.

         (h)      Promptly replace all broken glass in the Rental Space.

         (i) Do nothing to destroy, deface, damage, or remove any part of the Rental Space.

         (j) Keep nothing in the Rental Space which is inflammable, dangerous or explosive or which might increase the danger of fire or other casualty.

         (k) Promptly notify the Landlord when there are conditions which need repair.

         (l) Do nothing to destroy the peace and quiet of the Landlord, other tenants, or persons in the neighborhood.

         (m)      Avoid littering in the building or on it grounds.

         (n) Make all other repairs and perform all other maintenance not described above, or required of Landlord under Article 8.

         The Tenant shall pay any expenses involved in complying with the above.

15.      NO ALTERATIONS

         The Tenant may not make any changes or additions to the Rental Space without the Landlord's written consent which shall not be unreasonably withheld or delayed. Any changes or additions made without the Landlord's written consent shall be removed by the Tenant on demand.

         All changes or additions made with the Landlord's written consent shall become the property of the Landlord when completed and paid for by the Tenant. They shall remain as part of the Rental Space at the end of the Term. The Landlord may demand that the Tenant remove any changes or additions at the end of the Term. The Tenant shall promptly pay for all costs of any permitted changes or additions. The Tenant shall not allow any mechanic's lien or other claim to be filed against the Rental Space. If any lien or claim is filed against the Rental Space, the Tenant shall have it promptly removed.

         Notwithstanding any provision of the Lease to the contrary, in the event Landlord permits or requires Tenant to remove any alteration, addition or improvement to the Rental Space made by Tenant, Tenant, at Tenant's expense, shall promptly restore the Rental Space to the condition existing prior to such Alteration, reasonable wear and tear excepted. Should Tenant fail to remove any alteration required to be removed at the end of the Term, Landlord may do so, collecting at Landlord's option the cost and expense thereof from Tenant as additional rent or by deduction from the Security Deposit. All furniture, movable trade fixtures and equipment installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects, and shall be so removed if required by Landlord, or if not so removed shall, at the option of Landlord, become the property of Landlord. All such installations, removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the Rental Space.

16.      SIGNS

         The Tenant shall obtain the Landlord's written consent before placing any sign on or about the Rental Space. Signs must conform with all applicable municipal ordinances and regulations.

17.      ACCESS TO RENTAL SPACE

         The Landlord shall have access to the Rental Space on reasonable notice to the Tenant to (a) inspect the Rental Space, (b) make necessary repairs, alterations, or improvements, (c) supply services, and (d) show it to prospective buyers, mortgage lenders, contractors or insurers.

         The Landlord may show the Rental Space to rental applicants at reasonable hours on notice to the Tenant within six (6) months before the end of the Term.

         The Landlord may enter the Rental Space at any time without notice to the Tenant in case of emergency.

18.      FIRE AND OTHER CASUALTY

         The Tenant shall notify the Landlord at once of any fire or other casualty in the Rental Space. The Tenant shall carry business/rental interruption insurance and shall be required to continue to pay Rent whether or not the Rental Space is usable.

         Unless Landlord's mortgage Lender requires otherwise, or retains the proceeds of insurance, if the Rental Space is partially damaged by fire or other casualty, the Landlord shall repair it as soon as possible, subject to adjustment and receipt of insurance proceeds. This includes the damage to the Rental Space and fixtures installed by the Landlord. The Landlord need not repair or replace anything installed by the Tenant.

         Landlord may cancel this Lease if the Rental Space is so damaged by fire or other casualty that it cannot be repaired within one hundred eighty
(180) days or if adequate insurance proceeds are not available to complete the repairs. If the parties cannot agree, the opinion of a contractor chosen by the Landlord will be binding on both parties.

         This Lease shall end if the Rental Space is totally destroyed. The Tenant shall pay Rent to the date of destruction.

19.      EMINENT DOMAIN

         Eminent domain is the right of a government to lawfully condemn and take private property for public use. Fair value must be paid for the property. The taking occurs either by court order or by deed to the condemning party. If any part of the building located upon the Rental Space is taken by eminent domain, either party may cancel this lease on thirty (30) days notice to the other, unless Landlord's mortgage lender requires otherwise. The entire payment for the taking shall belong to the Landlord. The Tenant shall make no claim for the value of this Lease for the remaining part of the Term.

20.      SUBORDINATION TO MORTGAGE

         In a foreclosure sale all mortgages which now or in the future affect the Rental Space have priority over this Lease. This means that the holder of a mortgage may end this Lease on a foreclosure sale. The Tenant shall sign all papers need to give any mortgage priority over this Lease. If the Tenant refuses, the Landlord may sign the papers on behalf of the Tenant.

21.      TENANT'S CERTIFICATE

         At the request of the Landlord, the Tenant shall sign a certificate stating that (a) this Lease has not been amended and is in effect, (b) the Landlord has fully performed all of the Landlord's agreements in this Lease, (c) the Tenant has no rights to the Rental Space except as stated in this Lease, (d) the Tenant has paid all Rent to date, and (e) the Tenant has not paid Rent for more than one month in advance. The Certificate shall also list all the property attached to the Rental Space owned by the Tenant.

22.      VIOLATION, EVICTION, RE-ENTRY AND DAMAGES

         The Landlord reserves a right of re-entry which allows the Landlord to end this Lease and re-enter the Rental Space if the Tenant violates any agreement in this Lease. This is done by eviction. Eviction is a court procedure to remove a tenant. Eviction is started by the filing of a complaint in court and the service of a summons on a tenant to appear in court. The Landlord may also evict the Tenant for any one of the other grounds of good cause provided by law. After a court order of eviction and compliance with the warrant of removal, the Landlord may re-enter and take back possession of the Rental Space. If the cause for eviction is non-payment of Rent, notice does not have to be given to the Tenant before the Landlord files a complaint. If there is any other cause to evict, the Landlord must give to the Tenant the notice required by law before the Landlord files a complaint for eviction. The Tenant is liable for all damages caused by the Tenant's violation of any agreement in this Lease. This includes reasonable attorney's fees and costs. After eviction, the Tenant shall pay the Rent for the Term or until the Landlord re-rents the Rental Space, if sooner. If the Landlord re-rents the Rental Space for less than the Tenant's Rent, the Tenant shall pay the difference until the end of the Term. The Tenant shall not be entitled to any excess resulting from the re-renting. The Tenant shall also pay (a) all reasonable expenses incurred by the Landlord in preparing the Rental Space for the re-renting and (b) commissions paid to a broker for finding a new tenant.

         The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (i) a failure by Tenant to pay, within five (5) days after written notice, any installment of Rent hereunder or any additional rent or any such other sum herein required to be paid by Tenant; and/or (ii) a failure by Tenant to observe and perform any other provisions or covenants of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion (but in no event shall such cure period exceed an additional thirty (30) days).

         Upon the occurrence of any such event of default set forth above: (i) Landlord may (but shall not be required to) perform for the account of Tenant any such default of Tenant and immediately recover as additional rent any expenditure made and the amount of any obligations incurred in connection therewith, plus interest at the (the "Rate") of one and one-half (1-1/2%) percent per month from the date of such expenditure; (ii) Landlord may at its option accelerate all Rent and additional rent due for the balance of the term of this Lease and declare the same to be immediately due and payable as liquidated damages; (iii) Landlord shall have the re-entry rights provided above; (iv) In addition to all remedies provided herein or by law, Tenant shall pay to Landlord reasonable attorneys fees and court costs incurred as a result of such breach; and/or (v) Landlord shall have all other rights and remedies available under the lease, or at law or in equity.

23.      NOTICES

         All notices given under this Lease must be in writing. Each party must accept and claim the notices given by the other. Unless otherwise provided by law, they may be given by (a) personal delivery, or (b) certified mail, return receipt requested. Notices shall be addressed to the Landlord at the address written at the beginning of this Lease and to the Tenant at the Rental Space.

24.      NO WAIVER

         The Landlord's failure to enforce any agreement in this Lease shall not prevent the Landlord from enforcing the agreement for any violations occurring at a later time.

25.      SURVIVAL

         If any agreement in this Lease is contrary to law, the rest of the Lease shall remain in effect.

26.      END OF TERM

         At the end of the Term, the Tenant shall (a) leave the Rental Space clean, (b) remove all of the Tenant's property, (c) remove all signs and restore that portion of the Rental Space on which they were placed, (d) repair all damage caused by moving, and (e) return the Rental Space to the Landlord in the same condition as it was at the beginning of the Term except for normal wear and tear.

         If the Tenant leaves any property in the Rental Space, the Landlord may
(a) dispose of it and charge the Tenant for the cost of disposal, or (b) keep it as abandoned property.

27.      BINDING

         This Lease binds the Landlord and the Tenant and all parties who lawfully succeed to their rights and places.

28.      FULL AGREEMENT

         The parties have read this Lease. It contains their full agreement. It may not be changed except in writing signed by the Landlord and the Tenant.

29.      LATE  PAYMENT

          For each payment of Rent or additional rent received after the due date thereof, Tenant shall pay to Landlord an initial late charge of ten (10%) percent of the payment due plus one and one-half (1-1/2%) percent for each additional month such payment is late, which charge must accompany the late payment. An additional charge will be made for checks returned for insufficient funds.

30.      WAIVER OF SUBROGATION

          Tenant and Landlord, respectively, hereby release each other from any and all liability or responsibility to the other for anyone claiming by, through or under it or them by way of subrogation or otherwise for any loss or damage to property covered by any insurance then in force, even if such loss or damage shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair such insurance or prejudice the right of the insured to recover thereunder. Landlord and Tenant each agree to use their best efforts to obtain such a waiver in all applicable insurance policies, failing which such party shall immediately notify the other of such inability to obtain a waiver and provide with such notice written evidence of all attempts to procure same and the written rejection of the insurers consulted.

31.      WAIVER OF CLAIMS

          Landlord and Landlord's agents, servants and employees shall not be liable for, and Tenant hereby releases and relieves Landlord, its agents, servants, employees from, all liability in connection with any and all loss of life, personal injury, damage to or loss of property, or loss or interruption of business occurring to Tenant, its agents, servants, employees, invitees, licensees, visitors, or any other person, firm, corporation or entity, in or about or arising out of the Rental Space.

32.      BROKERS

         Tenant represents and warrants to Landlord that Tenant has had no dealings, negotiations or consultations with respect to the Rental Space or this transaction with any broker or finder other than the Broker, if any, and that otherwise no broker or finder called the Rental Space to Tenant's attention for lease or took any part in any dealings, negotiations or consultations with respect to the Rental Space or this Lease. Tenant agrees to indemnify and hold harmless Landlord from and against all liability, cost and expense, including attorney's fees and court costs, arising out of any misrepresentation or breach of warranty by Tenant under this Article.

33.      LANDLORD'S OBLIGATIONS/LIABILITY

         Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which have then matured, shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Landlord shall have no liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of the Landlord in the Building of which the Rental Space form a part for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any action of this Lease by Landlord.

34.      HOLDOVER

         In the event Tenant fails to vacate the Rental Space upon the expiration of the term or upon any earlier termination of this Lease, Tenant shall pay to Landlord double the Rent and additional rent due and payable for the month after which this Lease expired or terminated as liquidated damages and in the event that Tenant holds over for more than thirty (30) days the Rent and additional rent for such additional periods shall be tripled or Landlord may pursue any other remedy.

35.      TENANT'S IMPROVEMENTS

          Tenant agrees that the Rental Space shall be delivered to Tenant in their "as-is" condition on the date hereof, and that Landlord shall have no obligation to perform any improvements to the Rental Space.

36.      NET, NET, NET LEASE

         It is the intention of Landlord and Tenant that the rental herein specified shall be net to Landlord in each lease year, that all costs, expenses, and obligations of every kind relating to the Rental Space which may arise during the term of this Lease shall be paid by Tenant, and that Landlord shall be indemnified by Tenant against any such costs, expenses, and obligations.

37.      RENEWAL OPTIONS.

         Tenant expressly acknowledges and agrees that the term of this Lease may be extended by Landlord at its option for two (2) successive additional terms of five (5) years each (each a "Renewal Term") to commence immediately upon expiration of the original term of the Lease as same may have been extended hereunder by Landlord's delivering written notice to Tenant not later than sixty
(60) days prior to the expiration of the Term of the Lease (as same may be extended hereunder). Such notice shall be given to Landlord in accordance with the Lease. If Landlord exercises any one or more of the extensions, the Lease shall continue during the Renewal Term upon the same covenants, terms and conditions applicable to the original Term of the Lease (including, without limitation, payment of all additional rent as provided herein), except for provisions which by their nature are applicable only to the original Term of the Lease, and provided that Basic Rent during each Renewal Term, if exercised, shall be paid in accordance with the terms of this Lease but shall be in the following amounts:

PERIOD                             PER SQ. FT.             ANNUAL               MONTHLY
------                             -----------             ------               -------
June 1, 2000 - May 31, 2001          $15.00             $300,000.00            $25,000.00
June 1, 2001 - May 31, 2002          $15.50             $310,000.00            $25,833.33
June 1, 2002 - May 31, 2003          $16.00             $320,000.00            $26,666.67
June 1, 2003 - May 31, 2004          $16.50             $330,000.00            $27,500.00
June 1, 2004 - May 31, 2005          $17.00             $340,000.00            $28,333.33
June 1, 2005 - May 31, 2006          $17.50             $350,000.00            $29,166.67
June 1, 2006 - May 31, 2007          $18.00             $360,000.00            $30,000.00
June 1, 2007 - May 31, 2008          $18.50             $370,000.00            $30,833.33
June 1, 2008 - May 31, 2009          $19.00             $380,000.00            $31,666.67
June 1, 2009 - May 31, 2010          $19.50             $390,000.00            $32,500.00


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38.      ENVIRONMENTAL MATTERS.

         (a) RISK TO ENVIRONMENT PROHIBITED. Tenant will not use the Rental Space, except for retail quantities of substances used solely for cleaning or commercial purposes, or as may otherwise be approved in writing by Landlord hereinafter, for the generation, manufacture, use, recycling, transportation, treatment, storage, discharge or disposal of any hazardous, toxic or polluting substance or waste (including petroleum products and radioactive materials) ("Hazardous Substances") or for any use which poses a substantial risk or damage to the environment, and will not engage in any activity which could subject Landlord to any liability under federal, state or local environmental law, regulation, order or ordinance. It is understood and agreed that the provisions contained in this Paragraph shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by Tenant, but shall thereafter be deemed to be a Hazardous Substance. Tenant will not install any storage tank for the storage of Hazardous Substances, nor use or install equipment at the Rental Space which contain asbestos or polychlorinated biphenyl ("PCB") without the advance written permission of Landlord.

         (b) COMPLIANCE WITH ENVIRONMENTAL LAWS. Tenant will comply with all applicable environmental statutes, rules, regulations and orders of any federal, state or municipal government in effect at any time during the term of this Lease, obtain in its own name any and all environmental permits, registration, licenses or identification numbers necessary for its operations and comply with all such permits.

         (c) HAZARDOUS SUBSTANCE RELEASES. Tenant will assume full responsibility for reporting any release, spill, leak, discharge, disposal, pumping, pouring, emission, emptying, injecting, leaching, dumping or escaping ("Release") or threat of Release of any Hazardous Substance at the Rental Space to the appropriate environmental agencies and immediately provide notice of such Release or threat of Release to Landlord. Tenant will assume full responsibility for any investigation, clean-up or other action required in relation to any such Release, or threat of Release, and will indemnify and hold Landlord harmless for any claims, loss or expenditures in connection thereto. Tenant will take all necessary precautions to avoid any such Releases or threats of Release. Tenant will take no action which could result in a lien being imposed on the Rental Space or the property of which the Rental Space form a part by the state or federal government under any environmental statute. Tenant will take no action which could require Landlord to include in the deed to the property a notice of disposal or Release of Hazardous Substances at the site.

         (d) INDEMNIFICATION OF LANDLORD. Tenant does hereby agree to indemnify and save harmless Landlord and each mortgagee of the property of which the Rental Space form a part from all losses, costs, damages and expenses (including fines, penalties and attorneys fees) resulting from any claim, demand, liability, obligation, right or cause of action, including but not limited to governmental action (collectively, "Claims"), that is asserted against Landlord or any such mortgagee or the Rental Space as a result of Tenant's breach of any representation, warranty or covenant hereof; or arising out of the operations or activities or presence of Tenant or any sublessee, agent or representative of Tenant at the Rental Space; or arising from environmental conditions or violations at the Rental Space including without limitation the presence of Hazardous Substances at, on or under the Rental Space or the discharge or Release of hazardous, polluting or toxic substances from the Rental Space; provided, however, that Tenant shall not be obligated to indemnify Landlord under this Paragraph if Tenant demonstrates that the Claim was based on events or conditions prior to the date of this Lease.

         (e) SURVIVAL. The provisions, including without limitation the indemnities and environmental representations, warranties and covenants of Tenant, set forth in this Article shall survive termination of this Lease.

SIGNATURES

         The Landlord and the Tenant agree to the terms of this Lease by signing below. If a party is a corporation, this Lease is signed by its proper corporate officers.

Witnessed:              Thompson Enterprises, a Pennsylvania Limited Partnership



-------------------------------    By:
As to Landlord                        -------------------------------


Attested:               Innovative Tech Systems, Inc., an Illinois Corporation


-------------------------------    By:
As to Tenant                          -------------------------------



167615
April 30, 1998


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